WORLDWIDE HEALTH SCIENCES
PORTFOLIO

MANAGEMENT AGREEMENT


	AGREEMENT made this 1st day
of August, 2011 between Worldwide
Health Sciences Portfolio, a
Massachusetts business trust, (the
"Trust") and Eaton Vance Management,
a Massachusetts business trust, (the
"Manager"):

	1.	Duties of the Manager.
The Trust hereby employs the Manager
to manage the affairs of the Trust,
subject to the supervision of the
Trustees of the Trust, for the period
and on the terms set forth in this
Agreement.  The Manager hereby
accepts such employment, and agrees
to manage the Trust's affairs and, in
connection therewith, to furnish for the use of the Trust office space and all necessary office facilities, equipment and personnel for managing the affairs of the Trust. OrbiMed Advisors, LLC, in its capacity as investment adviser to the Trust, (the "Adviser") is responsible for managing the investment and reinvestment of the assets of the Trust under the Trust's separate Investment Advisory
Agreement dated August 1, 2011 (the
"Advisory Agreement").  The
Manager's services shall include (but
are not limited to) the following:

*	arranging for and assisting in the
preparation and assembly of all
financial and related reporting
required to be filed by the Trust
with the Securities and Exchange
Commission ("SEC") on Forms N-
CSR, N-Q and N-SAR, or on such
other form as the SEC may require,
and the filing  of such reports with
the SEC;
*	reviewing the provision of services
by the Trust's independent
accountants, including, but not
limited to, the audit by such
accountants of financial statements
of the Trust and the preparation by
such accountants of the Trust's
federal, state and local tax returns;
and making such reports and
recommendations to the Trustees
of the Trust concerning the
performance of the independent
accountants as the Trustees deem
appropriate;
*	arranging for the filing with the
appropriate authorities all required
federal, state and local tax returns
and monitoring compliance with
sub-chapter M of the Internal
Revenue Code and making
recommendations regarding
distributions from income and
capital gains in connection
therewith;
*	arranging for meetings of Holders
of the Trust and preparing materials
relating to Holder meetings;
*	overseeing and monitoring the
provision of custodian, fund
accounting, compliance and related
administrative services to the Trust;
and making such reports and
recommendations to the Trustees
concerning the provision of such
services as the Trustees deem
appropriate;
*	overseeing the valuation of all such
portfolio investments and other
assets of the Trust (subject to any
guidelines, directions and
instructions of the Trustees), and
overseeing and monitoring the
calculation of the net asset value of
interests in the Trust;
*	establishing the accounting policies
of the Trust and reconciling
accounting issues which may arise
with respect to the Trust's
operations;
*	reviewing the Trust's bills and
authorizing payments of such bills
by the Trust's custodian;
*	arranging for the preparation and
filing of all registration statements
and other reports (such as Form N-
PX) required to be filed by the Trust
with the SEC;
*	overseeing and monitoring the
activities and services of the Adviser
under the Advisory Agreement and
providing periodic reports to the
Board with respect thereto;
*	distributing and reviewing quarterly
compliance questionnaires that
require information concerning the
Adviser's compliance with Fund
investment policies and restrictions
(including those contained in the
Trust's registration statement, as
well as any applicable regulatory
restrictions);
*	obtaining quarterly affirmations
from the Adviser that there have
been no material compliance
violations during the period or, if a
violation has occurred, requesting
and reviewing an explanation for
the violation;
*	reviewing the Adviser's
compliance testing program in
connection with it's Rule 38(a)-1
compliance certification,
coordinating the Adviser's
presentation of compliance
information to the Trustees,
distributing and reviewing a
detailed annual compliance
questionnaire in conjunction with
the Adviser's Rule 38(a)-1
compliance certification;
*	periodically reviewing the
Adviser's Form ADV to identify
changes in business model and/or
potential conflicts of interest;
*	periodically visiting the offices of
the Adviser and reviewing
information relating to its
compliance policies and
procedures;
*	informing the Adviser of changes to
policies and procedures applicable
to the Trust;
*	serving as a liaison between the
Trust's Board of Trustees and the
Adviser, including (but not limited
to) reviewing and advising the
Board with respect to any changes
to the Trust's investment policies
requested by the Adviser and
providing periodic reports to the
Board regarding other investment
advisory matters;
*	consulting with the Trust's
independent accountants, legal
counsel, custodian, accounting and
bookkeeping agents and transfer
and dividend disbursing agent as
necessary; and
*	providing to the Trust such other
internal legal, accounting,
compliance and executive
management services as the
Trustees may reasonably request in
connection with the Trust's
business affairs.

	2.	Compensation of the
Manager.  For the services, payments
and facilities to be furnished hereunder by the Manager, the Trust shall compensate the Manager as described on Appendix A. The Manager may, from time to time, waive all or a part of such compensation.

	In case of initiation or
termination of this Agreement during
any month, the fee for that month shall
be reduced proportionately on the
basis of the number of calendar days
during which it is in effect and the fee shall be computed upon the average net assets for the business days it is so in effect for that month.

	3.	Allocation of Charges
and Expenses.	It is understood that
the Trust will pay all its expenses other than those expressly stated to be payable by the Manager hereunder, which expenses payable by the Trust shall include, without implied limitation:

(i)	expenses of maintaining
the Trust and continuing
its existence;
(ii)	commissions, fees and
other expenses
connected with the
acquisition, holding and
disposition of securities
and other investments;
(iii)	auditing, accounting and
legal expenses,
(iv)	taxes and interest;
(v)	governmental fees;
(vi)	expenses of issue, sale
and redemption of
Interests in the Trust;
(vii)	expenses of registering
and qualifying the Trust
and Interests in the Trust
under federal and state
securities laws and of
preparing and printing
registration statements
or other offering
documents or
memoranda for such
purposes and for
distributing the same to
Holders and investors,
and fees and expenses
of registering and
maintaining
registrations of the Trust
and of the Trust's
placement agent as
broker-dealer or agent
under state securities
laws;
(viii)	expenses of reports and
notices to Holders and
of meetings of Holders
and proxy solicitations
therefore;
(x)	expenses of reports to
governmental officers
and commissions;
(xi)	insurance expenses;
	(xii) 	association
membership dues;
(xiii)	fees, expenses and
other disbursements, if
any, of custodians and
sub-custodians for all
services to the Trust
(including without
limitation safekeeping of
funds, securities and
other investments,
keeping of books,
accounts and records,
and determination of
net asset values, book
capital account balances
and tax capital account
balances);
(xiv)	fees, expenses and
disbursements of
transfer agents,
dividend disbursing
agents, Holder servicing
agents and registrars for
all services to the Trust;
	(xv)	expenses of
servicing the accounts
of Holders;
(xvi)	any direct charges to
Holders approved by
the Trustees of the
Trust;
(xvii)	compensation and
expenses of Trustees of
the Trust who are not
employees, officers,
directors or trustees, of
the Manager or any
affiliate of the Manager;
(xviii)	the advisory fees
payable under any
advisory agreement to
which the Trust is a
party; and
	(xix)	such non-recurring
items as may arise,
including expenses
incurred in connection
with litigation,
proceedings and claims
and the obligation of
the Trust to indemnify
its Trustees, officers and
Holders with respect
thereto.

	4.	Other Interests.  It is
understood that Trustees, officers and
Holders of Interest in the Trust are or
may be or become interested in the
Manager as Trustees, officers, or
employees, or otherwise and that
Trustees, officers and employees of the
Manager are or may be or become
similarly interested in the Trust, and
that the Manager may be or become
interested in the Trust as a shareholder or otherwise. It is also understood that Trustees, officers and employees of the Manager may be or become interested
(as directors, trustees, officers,
employees, shareholders  or otherwise)
in other companies or entities
(including, without limitation, other
investment companies) which the
Manager may organize, sponsor or
acquire, or with which it may merge or
consolidate, and that the Manager or
its subsidiaries or affiliates may enter into advisory or management agreements or other contracts or relationships with such other companies or entities.

	5.	Limitation of Liability
of the Manager.   The services of the
Manager of the Trust are not to be
deemed to be exclusive, the Manager
being free to render services to others
and engage in other business activities.
In the absence of willful misfeasance,
bad faith, gross negligence or reckless
disregard of obligations or duties
hereunder on the part of the Manager,
the Manager shall not be subject to
liability to the Trust or to any Holder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses which may be sustained in the acquisition, holding or disposition of any security or other investment.

	6.	Duration and
Termination of the Agreement.  This
Agreement shall become effective
upon the date of its execution, subject
to the condition that the Trust's
Board, including a majority of those
Trustees who are not interested
persons (as such term is defined in the
1940 Act) of the Manager, and the
Holders of Interests in the Trust, shall have approved this Agreement in the manner required for contracts that are subject to the requirements of Section
15(a) of the 1940 Act.  Unless
terminated as herein provided, this
Agreement shall remain in full force
and effect through and including April
30, 2012 and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after April 30, 2012 is specifically approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Trust and (ii) by the vote of a majority of those Trustees of the Trust who are not interested persons of the Manager (the
"Independent Trustees") cast in
person at a meeting called for the
purpose of voting on such approval.

	Either party hereto may, at any
time on sixty (60) days' prior written
notice to the other, terminate this
Agreement, without the payment of
any penalty, by action of its Trustees,
and the Trust may, at any time upon
such written notice to the Manager,
terminate this Agreement by vote of a
majority of the outstanding voting
securities of the Trust. This Agreement shall terminate automatically in the event of its assignment.

	7.	Amendment of the
Agreement.  This Agreement may be
amended by a writing signed by both
parties hereto, provided that no
amendment to this Agreement shall be
effective until approved by the vote of
a majority of the Trustees of the Trust.

	8.	Limitation of Liability.
The Manager expressly acknowledges
the provision in the Declaration of Trust of the Trust limiting the personal liability of the Trustees and officers of the Trust, and the Manager hereby agrees that it shall have recourse to the Trust for payment of claims or obligations as between the Trust and the Manager arising out of this Agreement and shall not seek satisfaction from any Trustee or officer of the Trust.

	9.	Certain Definitions.
The term "assignment" when used
herein shall have the meaning specified
in the 1940 Act as now in effect or as
hereafter amended subject, however,
to such exemptions as may be granted
by the SEC by any rule, regulation or
order.  The terms "Holders" and
"Interests" when used herein shall have
the respective meanings specified in
the Declaration of Trust of the Trust.




WORLDWIDE HEALTH SCIENCES
PORTFOLIO	EATON VANCE MANAGEMENT


/s/ Maureen A. Gemma	/s/ Maureen A. Gemma
Secretary	Vice President



Appendix A

Compensation.  For the services,
payments and facilities to be furnished
hereunder by the Manager, the
Manager shall be entitled to receive
from the Trust a fee computed daily
and payable monthly at an annual rate
equal to the following asset-based fee
rate:

A
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The Trust's net asset value shall be
computed in accordance with the
Declaration of Trust of the Trust and
any applicable votes and
determinations of the Trustees of the
Trust.





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